UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 14, 2005 (Date of earliest event reported)

CENTRA SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27861	04-3268918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

430 Bedford Street

Lexington, MA 02420

(Address of principal executive offices)

Telephone: (781) 861-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On June 14, 2005, we entered into a Severance Compensation and Change of Control Agreement with Leon Navickas, our Chief Executive Officer. The agreement with Mr. Navickas provides that if (i) he is terminated other than for cause or upon his death or (ii) he resigns after a new chief executive officer begins employment with us or after a change of control occurs he is requested to remain as chief executive officer for a period of not more than three months, he will receive severance compensation equal to the remaining severance payments due under his employment agreement with us dated July 1, 2003 equal to a total of $187,500 plus $75,000 for each month (any fraction of a month worked will be pro rated) he serves as our chief executive officer. The maximum severance compensation Mr. Navickas will be entitled to receive will be $900,000. This agreement is attached as Exhibit 10.1 to this current report. We also intend to enter into an indemnity agreement with Mr. Navickas in the form similar to the agreements we have with our other executive officers. The form of agreement is incorporated by reference as Exhibit 10.2 to this current report

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description

10.1	Severance Compensation and Change of Control Agreement with Leon Navickas dated June 14, 2005

10.2	Form of indemnity agreement with our executive officers (incorporated by reference from Exhibit 10.13 to our registration statement on Form S-1, filed with the SEC on January 7, 2000)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 20, 2005

CENTRA SOFTWARE, INC.

By:	/s/ Michelle M. Caggiano
Name: Michelle M. Caggiano Title: Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Severance Compensation and Change of Control Agreement with Leon Navickas dated June 14, 2005

10.2	Form of indemnity agreement with our executive officers (incorporated by reference from Exhibit 10.13 to our registration statement on Form S-1, filed with the SEC on January 7, 2000)